                                                                   EXHIBIT 99.1

[LOGO OF SPARTON CORPORATION]                                      NEWS RELEASE

FOR IMMEDIATE RELEASE

SPARTON CORPORATION
Sparton Corporation Releases Second Quarter Fiscal 2003 Results

JACKSON, Mich.-- February 11, 2003--Electronic Design and Manufacturing Service (EMS) provider, Sparton Corporation (NYSE:SPA) announces the financial results for the second quarter and six months ended December 31, 2002.

Sales for the three months ended December 31, 2002 were $43,279,000, an increase of $2,213,000 (5%) over the same period a year ago. This increase reflects strong sales in homeland security related products, avionics, and medical markets. Sales in our other key markets, including government, declined. The majority of the sales increase came from new customers or programs, as opposed to increasing demand from existing programs. Sales for the six months ended December 31, 2002, were $80,047,000, a slight decrease from the prior year. Sparton continues to exercise ongoing initiatives to reduce costs and expenses while building sales.

Operating income of $2,438,000 and $8,025,000 was reported for the three months and six months ended December 31, 2002, respectively, compared to $604,000 and $1,879,000 for the same periods last year. Included in operating income for the six-month period was $5,500,000 of income recognized in the first quarter reflecting Sparton's settlement with the United States (U.S.) Department of Energy and others. This settlement reflected reimbursement for costs incurred at the Company's Sparton Technology, Inc. Coors Road remediation site, located in Albuquerque, New Mexico.

In general, the higher gross margins reflect a favorable product mix. Also, continued cost reduction measures have resulted in higher individual contract margins. During the three months ended December 31, 2002, the Company reduced its annual effective tax rate, based on anticipated usage of the Canadian loss and contribution carry-forwards. This reduced taxes previously accrued through September 30, 2002 by $398,000. Net income per share for the three months and six months ended December 31, 2002 was $.27 per share and $.72 per share, respectively. Government sales backlog at December 31, 2002, totaled $45 million. U.S. Government awards of the 2003 sonobuoy contracts are expected to be announced in February or March. Sparton's share of those anticipated awards will be included in the backlog at that time. We remain financially strong with no bank debt.

On January 10, 2003, the Board of Directors approved a 5% stock dividend. Eligible shareowners of record on January 21, 2003, will receive the stock dividend. The dividend distribution or payment date was established as February 18, 2003. Cash will be paid in lieu of any fractional shares of stock. The Board believes stock dividends are an excellent way to reward shareowners, demonstrating a strong commitment to enhancing shareowner value and increasing the liquidity of Sparton stock over time.

For more information, please contact Rhonda Aldrich, Sparton Corporation at
(517) 787-8600 or visit the Sparton website at http://www.sparton.com/.

                     SPARTON CORPORATION AND SUBSIDIARIES
         Condensed Consolidated Statements of Operations (Unaudited)
  For the Three-Month and Six-Month Periods ended December 31, 2002 and 2001


                                                            THREE-MONTH PERIODS
                                                     2002                      2001
                                                     ----                      ----
Net sales                                         $43,279,295                $41,065,819
Costs of goods sold                                37,514,228                 37,248,947
                                                  -----------                -----------
                                                    5,765,067                  3,816,872

Selling and administrative income (expense):
   Selling and administrative expenses             (3,209,415)                (3,086,312)
   EPA related - net                                 (117,438)                  (127,047)
                                                  -----------                 ----------
                                                   (3,326,853)                (3,213,359)
                                                  -----------                 ----------

Operating income                                    2,438,214                    603,513

Other income (expense):
   Interest and investment income                     184,360                    114,344
   Equity loss in investment                          (18,000)                   (71,250)
   Other - net                                        (61,141)                   268,207
                                                  -----------                 ----------
                                                      105,219                    311,301
                                                  -----------                 ----------

Income before income taxes                          2,543,433                    914,814
Provision for income taxes                            365,000                    365,000
                                                  -----------                 ----------

       Net income                                 $ 2,178,433                 $  549,814
                                                  ===========                 ==========

Basic and diluted earnings per share                    $0.27                      $0.07
                                                        =====                      =====

-------------------------------------------------------------------------------

                                                            SIX-MONTH PERIODS
                                                      2002                      2001
                                                      ----                      ----
Net sales                                         $80,047,202                $81,875,899
Costs of goods sold                                70,517,873                 73,331,112
                                                  -----------                -----------
                                                    9,529,329                  8,544,787

Selling and administrative income (expense):
   Selling and administrative expenses             (6,733,629)                (6,365,418)
   EPA related - net                                5,229,562                   (300,473)
                                                  -----------                -----------
                                                   (1,504,067)                (6,665,891)
                                                  -----------                -----------

Operating income                                    8,025,262                  1,878,896

Other income (expense):
   Interest and investment income                     301,657                    242,968
   Equity loss in investment                          (57,000)                  (142,500)
   Other - net                                        (46,651)                   226,260
                                                   ----------                 ----------
                                                      198,006                    326,728
                                                   ----------                 ----------

Income before income taxes                          8,223,268                  2,205,624
Provision for income taxes                          2,467,000                    869,000
                                                   ----------                 ----------

       Net income                                  $5,756,268                 $1,336,624
                                                   ==========                 ==========

Basic and diluted earnings per share                    $0.72                      $0.17
                                                        =====                      =====

                     SPARTON CORPORATION AND SUBSIDIARIES
         Condensed Consolidated Balance Sheet as of December 31, 2002
                                 (Unaudited)

Assets                                                Liabilities and Shareowners' Equity
------                                                ----------------------------
Current assets                   $ 91,715,599         Current liabilities                   $ 14,673,306
Miscellaneous Other Assets          8,932,595         Environmental remediation                7,192,841
Property, plant and equipment       8,908,176         Shareowners' equity                     87,690,223
                                 ------------                                               ------------

                                                      Total Liabilities and
Total Assets                     $109,556,370           Shareowners' Equity                 $109,556,370
                                 ============                                               ============


See accompanying notes.

Notes:

1. Financial information was taken from the Company's internal records and is unaudited.

2. For the three-month and six-month periods, average shares outstanding were 7,941,717 and 7,941,500 in 2002, and 7,944,550 and 7,946,315 in 2001. Average
shares outstanding include estimated additional shares to be issued with respect to the 5% common stock dividend declared by the Board of Directors on January 10, 2003. Differences in the weighted average number of shares outstanding for purposes of computing diluted earnings per share were due to the inclusion of employee incentive stock options. These differences in the calculation of basic and diluted earnings per share were not material and resulted in no differences in per share amounts.

3. The financial results for the six-month period ended December 31, 2002 include the impact ($5,500,000) of the previously announced settlement with various governmental agencies, to recover costs associated with its Coors Road remediation efforts in Albuquerque, New Mexico.


This release of earnings contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "expect", "believe", and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although the Company believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties, and assumptions, including but not limited to industry and economic conditions, customer actions, and the other factors discussed in the Company's Form 10-Q for the quarter ended December 31, 2002, and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.